Exhibit 23.a

            Consent of Independent Registered Public Accounting Firm



The Board of Directors
First Bancorp:


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 2004 Stock Option Plan (File No. 333-118570), the Registration Statements on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File Nos. 333-58668), the Registration Statement on Form S-3D relating to the First Bancorp Dividend Reinvestment and Common Stock Purchase Plan (File No. 333-117575), the Registration Statement of First Bancorp on Form S-8 relating to three First Savings Bancorp, Inc. stock option plans (File No. 333-51798), the Registration Statement of First Bancorp on Form S-8 relating to the Century Bancorp stock option plan (File No. 333-65296), and the Registration Statement on Form S-8 relating to the Amended and Restated First Bancorp CCB Non-Qualified Stock Option Plan (File No. 333-103741) of our report dated April 25, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the December 31, 2004 Annual Report on Form 10-K/A of First Bancorp.



                                                               /s/ KPMG LLP




Charlotte, North Carolina
April 25, 2005